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November 28, 2006                                            Tel: (908) 497-2300
                                                             Tel: (800) 866-1340
                                                             Fax: (908) 497-2310


Peter Katevatis
Mediscience Technology Corp
PO Box 598
Woodcrest Station
Cherry Hill, NJ 08034

      RE: Issuance of shares

Dear Peter:

      Listed below is a list of all the certificates that were issued to Peter Katevatis of Mediscience Technology Corporation Common Stock in the year 2006.


CERTIFICATE #     ISSUANCE DATE      SHARES       NAME

NU 12335           02/20/2006        13,600       WILLIAM ARMSTRONG
NU12340            03/04/2006        85,000       ALFANIX TECHNOLOGY
NU12344            03/15/2006        46,240       CHESTERBROOK PARTNERS
NU12357            04/14/2006        15,851       STEPHANE LUBICZ MD
NU12367            05/10/2006       151,554       WILL BAKER & MAURICE ALTSHULE
NU12370            05/16/2006        17,000       CHESTERBROOK PARTNERS
NU12412            10/11/2006        68,000       WILLIAM BAKER
NU12415            10/11/2006       113,332       WILLIAM BAKER
NU12421            11/13/2006        28,334       MARIE STEN


      If you have any questions regarding the above please feel free to call me at the number listed below.



Sincerely,


/s/ Henry Farrell

Henry Farrell
Senior Account Executive
(800)866-1340X2619



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